Exhibit 99.1

SurModics Reports Third Quarter 2010 Results

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--July 28, 2010--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the third quarter ended June 30, 2010.

Third Quarter Summary:

  GAAP results:
    Revenue of $18.6 million, up 1% sequentially
    Operating income of $2.2 million
    Asset and investment impairment charges of $2.8 million
    Net loss of $0.9 million
    Diluted EPS of ($0.05)
  Revenue summary:
    Royalties and license fees of $9.3 million, up 20% sequentially
    Record product sales of $5.8 million, up 9% sequentially
    R&D revenue of $3.5 million, down 34% sequentially
  Revenue by market:
    Therapeutic:
      Cardiovascular – $11.0 million, up 19% sequentially
      Ophthalmology – $1.1 million, down 68% sequentially
      Other Markets – $3.3 million, up 13% sequentially
    Diagnostic – $3.2 million, up 14% sequentially
  Non-GAAP results (excluding asset and investment impairment charges):
    Adjusted operating income of $2.4 million
    Adjusted net income of $1.8 million
    Adjusted diluted EPS of $0.11
  Operating cash flow of $4.4 million
  Cash and investments of $54.8 million; no debt
  5 new licenses with SurModics customers
  2 new customer product classes introduced by our customers

“SurModics’ third quarter financial results were mixed. Royalties and license fees continue to benefit from our diverse portfolio of licensed customers. Product sales were particularly strong, posting a new quarterly record. However, our quarterly revenue performance was adversely impacted by decreased R&D revenue compared with the second quarter, reflecting a period of relatively slower activity that occurs periodically during our long-range customer development programs,” said Phil Ankeny, interim CEO, senior VP and CFO. “On the earnings front, third quarter results were negatively impacted by asset and investment impairment charges. Excluding these non-cash charges, however, non-GAAP EPS was $0.11, compared with non-GAAP EPS of $0.10 in the second quarter.”

Sequential Comparison
On a GAAP basis, revenue for the third quarter of fiscal 2010 was $18.6 million, compared with $18.4 million in the second quarter. The Company reported operating income of $2.2 million, compared with an operating loss of $1.0 million in the second quarter; a net loss of $0.9 million, compared with a net loss of $0.4 million in the second quarter; and diluted loss per share of ($0.05), compared with diluted loss per share of ($0.02) in the second quarter of fiscal 2010.

Results for the third quarter of fiscal 2010 included a $2.6 million non-cash investment impairment charge in connection with the Company’s portfolio of strategic investments, as well as a $0.2 million non-cash asset impairment charge associated with fixed assets. Excluding these charges, non-GAAP results for the third quarter were as follows: operating income was $2.4 million, in line with the second quarter; net income was $1.8 million, compared with $1.7 million in the second quarter; and diluted earnings per share was $0.11, compared with $0.10 in the second quarter.

Year-over-Year Comparison
On a GAAP basis, revenue for the third quarter of fiscal 2010 was $18.6 million, compared with $18.2 million in the year earlier period. The Company reported operating income of $2.2 million, compared with $4.7 million in the prior-year period; net loss of $0.9 million, compared with net income of $3.5 million in the same period last year; and diluted loss per share of ($0.05), compared with diluted earnings per share of $0.20 in the third quarter of fiscal 2009.

Other Highlights
SurModics’ pipeline continues to represent important potential. The Company added five new licenses in the third quarter, for a fiscal year-to-date total of 16 against its goal of signing 18 new licenses in fiscal 2010. SurModics’ customers launched two new product classes in the marketplace during the quarter, for a fiscal year-to-date total of 7 against its goal of 10 launches in fiscal 2010. As of June 30, 2010, SurModics’ customers had 104 licensed product classes generating royalty revenue, compared with 105 in the prior-year period; the total number of licensed product classes not yet launched was 110, up from 105 in the prior-year period; and major non-licensed opportunities totaled 72, compared with 87 a year ago. In total, SurModics now has a portfolio of 182 potential commercial products in development across multiple clinical indications and technology platforms.

Cash and investments at the end of the third quarter totaled $54.8 million, compared with $51.8 million at the end of the second quarter. Operating cash flow for the quarter was $4.4 million, compared with $7.9 million in the third quarter of fiscal 2009; for the first nine months of fiscal year 2010, operating cash flow was $16.7 million, as the Company continues to generate cash.

“SurModics has preserved its excellent financial condition through continued generation of strong operating cash flow and by maintaining a healthy balance sheet with zero debt,” continued Ankeny. “Given our optimism in the Company’s potential for long-term growth, we will continue to deploy our capital in a manner that maximizes our ability to better serve our customers, support our strategic initiatives and add value for our shareholders.”

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the third quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 866-328-4270. A replay of the third quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4330268. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, July 28, until 7:00 p.m. CT on Wednesday, August 4.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline, our ability to achieve our fiscal 2010 company goals, our optimism for the long term, and our continued use of our balance sheet and investment in our business, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our fiscal 2010 corporate goals; (2) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as the agreement with Genentech, and provide an alternative perspective of our results of operations. We believe that our non-GAAP recognition of up-front license fees, which are recognized as deferred revenue under GAAP, provides a relevant perspective of how our activities in a period may generate cash. We use these non-GAAP measures to assess our operating performance and as an input in determining payouts under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for certain periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$9,356	$8,200	$26,333	$65,999
Product sales	5,769	5,130	15,586	13,762
Research and development	3,483	4,856	12,430	22,566
Total revenue	18,608	18,186	54,349	102,327

Operating costs and expenses
Product costs	2,388	1,988	6,820	5,341
Customer research and development	4,642	3,184	12,748	10,257
Other research and development	4,223	4,443	13,507	15,207
Selling, general and administrative	4,944	3,910	13,667	12,996
Purchased in-process research and development	—	—	—	3,200
Restructuring charges	—	—	1,306	1,798
Asset impairment charges	191	—	2,265	—
Total operating costs and expenses	16,388	13,525	50,313	48,799
Income from operations	2,220	4,661	4,036	53,528

Other (loss) income
Investment income	539	794	1,120	1,796
Impairment loss on investments	(2,577)	—	(2,577)	—
Other (loss) income	(2,038)	794	(1,457)	1,796
Income before income taxes	182	5,455	2,579	55,324
Income tax provision	(1,098)	(1,916)	(2,005)	(20,484)
Net (loss) income	$(916)	$3,539	$574	$34,840

Basic net (loss) income per share	$(0.05)	$0.20	$0.03	$2.00

Diluted net (loss) income per share	$(0.05)	$0.20	$0.03	$1.99
Weighted average shares outstanding
Basic	17,360	17,356	17,373	17,458
Diluted	17,360	17,379	17,385	17,492

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	September 30,
	2010	2009
Assets	(Unaudited)
Current assets
Cash and short-term investments	$21,718	$20,568
Accounts receivable	10,752	11,320
Inventories	3,506	3,330
Other current assets	4,861	1,796
Total current assets	40,837	37,014

Property and equipment, net	66,964	66,915
Long-term investments	33,033	27,300
Other assets	50,027	54,333
Total assets	$190,861	$185,562

Liabilities and Stockholders’ Equity
Current liabilities	$7,907	$7,984

Other liabilities	8,329	5,206

Total stockholders’ equity	174,625	172,372

Total liabilities and stockholders’ equity	$190,861	$185,562

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	June 30,
	2010	2009
Operating Activities:	(Unaudited)
Net income	$574	$34,840
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,950	4,352
Stock-based compensation	4,192	4,988
Purchased in-process research and development	—	3,200
Restructuring charges	1,306	1,798
Deferred taxes	990	8,616
Asset impairment charges	2,265	—
Impairment loss on investments	2,577	—
Net other operating activities	(268)	(104)
Change in operating assets and liabilities:
Accounts receivable	568	2,675
Accounts payable and accrued liabilities	(775)	(3,261)
Income taxes	(2,796)	3,302
Deferred revenue	2,881	(35,816)
Net change in other operating assets and liabilities	(751)	179
Net cash provided by operating activities	16,713	24,769

Investing Activities:
Net purchases of property and equipment	(7,196)	(21,660)
Business acquisitions, net of cash acquired	(750)	(8,585)
Other investing activities	(10,325)	11,122
Net cash used in provided by investing activities	(18,271)	(19,123)

Financing Activities:
Issuance of common stock	892	655
Repurchase of common stock	(2,032)	(14,998)
Purchase of common stock to fund employee taxes	(393)	(457)
Net other financing activities	72	(478)
Net cash used in financing activities	(1,461)	(15,278)

Net change in cash and cash equivalents	(3,019)	(9,632)
Cash and Cash equivalents
Beginning of period	11,636	15,376
End of period	$8,617	$5,744

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended June 30, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement Adjustments
	As Reported GAAP (1)	Revenue Recognized		Billed Activity		Other Adjustments		Adjusted Non-GAAP (2)

Revenue:
Royalties and license fees	$9,356	$(47)	(3)	$--	(4)			$9,309
Product sales	5,769							5,769
Research and development	3,483							3,483
Total revenue	$18,608	$(47)		$--				$18,561

Income from operations	$2,220	$(47)		$--		$191	(5)	$2,364
	$(916)	$(25)		$--				$1,827
Net (loss) income			(6)		(6)	$2,768	(7)

Diluted net (loss) income per share (8)	$(0.05)							$0.11

	Balance at March 31, 2010	Revenue Recognized		Billed Activity				Balance at June 30, 2010
Deferred revenue (9)	$3,610	$(47)		$--
								$3,563

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts exclude amortization of deferred license fee revenue in the period associated with the Genentech and other agreements under GAAP and include up-front license fees associated with Genentech and other agreements; and exclude the asset impairment charges of $191 and impairment loss on investments of $2,577. The Adjusted Non-GAAP effective tax rate is 37% for the period presented.
(3)	Reflects amortization of deferred license fee revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4)	Reflects amounts billed and deferred (up-front license fees) under the Genentech and other agreements for the period presented.
(5)	Reflects asset impairment charges of $191.
(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7)	Reflects the after tax impact of the asset impairment charges utilizing the Company’s effective tax rate. The impairment loss on investments of $2,577 does not generate a tax benefit.
(8)	Diluted net (loss) income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(9)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2010
(In thousands, except per share data)

(Unaudited)

		Long-term Agreement Adjustments
	As Reported GAAP (1)	Revenue Recognized		Billed Activity		Other Adjustments		Adjusted Non-GAAP (2)

Revenue:
Royalties and license fees	$26,333	$(137)	(3)	$3,700	(4)			$29,896
Product sales	15,586							15,586
Research and development	12,430							12,430
Total revenue	$54,349	$(137)		$3,700				$57,912

Income from operations	$4,036	$(137)		$3,700		$3,571	(5)	$11,170
	$574	$(84)		$2,379				$7,742
Net income			(6)		(6)	$4,873	(7)

Diluted net income per share (8)	$0.03							$0.45

	Balance at September 30, 2009	Revenue Recognized		Billed Activity				Balance at June 30, 2010
Deferred revenue (9)	$--	$(137)		$3,700
								$3,563

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2)	Adjusted Non-GAAP amounts exclude amortization of deferred license fee revenue in the period associated with the Genentech and other agreements under GAAP and include up-front license fees associated with Genentech and other agreements; and exclude the restructuring charges of $1,306, asset impairment charges of $2,265 and impairment loss on investments of $2,577. The Adjusted Non-GAAP effective tax rate is 37% for the period presented.
(3)	Reflects amortization of deferred license fee revenue for the Genentech and other agreements in accordance with GAAP for the period presented.
(4)	Reflects amounts billed and deferred (up-front license fees) under the Genentech and other agreements for the period presented.
(5)	Reflects restructuring charges of $1,306 and asset impairment charges of $2,265.
(6)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.
(7)	Reflects the after tax impact of the restructuring charges and asset impairment charges utilizing the Company’s effective tax rate. The impairment loss on investments of $2,577 does not generate a tax benefit.
(8)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.
(9)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

CONTACT:
SurModics, Inc.
Phil Ankeny, interim CEO, Senior VP and CFO, 952-829-2700